EXHIBIT 99.1

Palatin Announces Preliminary Fourth Quarter Fiscal 2023

Vyleesi®Product Revenue Results

•	$4.1 million in Gross Product Revenue
	o	20% growth over 3Q23; 78% growth over 4Q22
•	$1.7 million in Net Product Revenue
	o	42% growth over 3Q23; 122% growth over 4Q22
•	14% growth in prescriptions dispensed over 3Q23; 89% growth over 4Q22
	o	6 consecutive quarters of double-digit growth
•	20% growth in new healthcare prescribers over 3Q23

CRANBURY, NJ – July 11, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced preliminary fiscal fourth quarter ended June 30, 2023 Vyleesi® product revenue results. Vyleesi is the first and only as-needed treatment approved by the U.S. Food and Drug Administration (FDA) for premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD).

“We continue to execute on our commercial strategy of profitable growth, as demonstrated by Vyleesi’s quarterly growth in all key operating metrics,” stated Carl Spana, Ph.D., President and CEO of Palatin. “We have shown six consecutive quarters of double-digit growth, and importantly, net revenue per prescriptions dispensed continues to improve as we increase our overall prescriptions dispensed number, and quarterly net product revenue for Vyleesi continues to grow and exceed Vyleesi quarterly operating expenses.”

•	· Preliminary Vyleesi product revenue results for the fourth quarter fiscal 2023:
•	Gross product revenue was $4.1 million, an increase of 20% over the third quarter of 2023, and an increase of 78% over the comparable quarter in 2022.
•	Net product revenue was $1.7 million, an increase of 42% over the third quarter of 2023, and an increase of 122% over the comparable quarter in 2022.
•	Prescriptions dispensed increased 14% over the third quarter of 2023, and an increase of 89% over the comparable quarter in 2022.
•	Key operating and commercial metrics, including new patient starts, refill rates, commercial insurance reimbursement, net revenue per prescription dispensed, and new healthcare prescribers, continued with positive and impactful results and trends, versus the third quarter in 2023, and comparable quarter in 2022.

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Preliminary Financial Information

The Vyleesi related financial and operating data for the fourth fiscal quarter of 2023 is preliminary and may change. This preliminary data has been prepared by, and is the responsibility of, Palatin’s management and no independent accounting firm has audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial data. There can be no assurance that Palatin’s actual results for this quarterly period will not differ from the preliminary financial and operating data and such changes could be material. In addition, Palatin’s estimate of Vyleesi product revenues for the quarter ended June 30, 2023 should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting standards. Additional information that will be material to investors will be provided in the financial statements for the three and twelve months ended June 30, 2023, and, accordingly, investors should not place undue reliance on the limited preliminary information being provided herein.

About Vyleesi® (bremelanotide injection) for Hypoactive Sexual Desire Disorder (HSDD)

Vyleesi is the first and only as-needed treatment approved by the FDA for premenopausal women with acquired, generalized HSDD.

Palatin is actively seeking Vyleesi collaborations for the United States and for territories outside the currently licensed territories of China and South Korea. Vyleesi is licensed to Fosun Pharma in China and Kwangdong Pharmaceuticals in South Korea.

Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin, such as statements about Vyleesi results and potential market, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements.

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Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries: Stephen T. Wills, CPA, MST CFO/COO (609) 495-2200 Info@Palatin.com	Media Inquiries: Paul Arndt, MBA, LifeSci Advisors Managing Director (646) 597-6992 Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

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